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EXHIBIT 10.2

SIXTH AMENDMENT AGREEMENT

        This Sixth Amendment Agreement dated as of November 22, 2002 ("Amendment") is entered into among MGM MIRAGE, a Delaware corporation (formerly known as MGM Grand, Inc. and referred to herein as "Borrower"), MGM Grand Atlantic City, Inc., a New Jersey corporation ("Atlantic City"), MGM Grand Detroit, LLC, a Delaware limited liability company ("Detroit"), as Co-Borrowers, the Banks named therein ("Banks"), and Bank of America, N.A., as Administrative Agent ("Agent") with reference to the following facts.

RECITALS

  A
  Borrower, Atlantic City, Detroit, Banks and Agent are parties to (a) the Second Amended and Restated Loan Agreement dated as of April 10, 2000 (the "Second Amended and Restated Loan Agreement") and (b) the 364-Day Loan Agreement dated as of April 5, 2002 (the "364-Day Loan Agreement" and, together with the Second Amended and Restated Loan Agreement, the "Loan Agreements").

  B
  The Second Amended and Restated Loan Agreement has previously been amended by amendment agreements dated as of September 6, 2000, December 21, 2000, April 6, 2001, December 11, 2001, and February 28, 2002. The 364-Day Loan Agreement has not previously been amended.

  C
  Borrower has requested that Agent amend each of the Loan Agreements to permit the sale of certain property located adjacent to the MGM Grand Hotel and Casino upon which the MGM Grand Theme Park was formerly located. Borrower has further requested that Agent release its lien on such theme park related property concurrently with the sale thereof.

  D
  Borrower, Atlantic City, Detroit and Agent, acting on behalf of the Requisite Banks under each of the Loan Agreements, hereby agree to amend each of the Loan Agreements as follows.

AGREEMENT

1.
Definitions. Capitalized terms used herein but not defined are used with the meanings set forth for those terms in the Loan Agreements.

2.
New Definition. Section 1.1 of each of the Loan Agreements is hereby amended and supplemented by adding the following new definition:

    "Theme Park Property" means the real property consisting of 18.49 acres which is shown in crosshatch on Exhibit A to the Sixth Amendment which is the former site of the MGM Grand Theme Park located adjacent to the MGM Grand Hotel and Casino and all improvements, fixtures and personalty located thereon, and in any event shall not include any portion of the casino or hotel improvements associated with the MGM Grand Hotel and Casino.

3.
Disposition of Theme Park Property. Section 6.2 of each of the Loan Agreements is hereby amended to read in full as follows (with the added text in bold for the convenience of the reader):

    6.2 Disposition of Property. Make any Disposition of any Principal Resort Casino Properties (other than Dispositions of (i) any Release Parcel (as defined in and permitted by the relevant Deeds of Trust) consisting of any gores or strips of land required to be disposed of in the ordinary course of business to facilitate construction, improvement, public use dedication or similar purposes, and not material to the overall conduct of the business of the related Property or (ii) all or any part of the Theme Park Property, in each case when no

    Default or Event of Default exists), provided that leases and subleases of portions of a Principal Resort Casino Property in the ordinary course of business and not involving their gaming or lodging operations shall not be considered a Disposition thereof.

4.
Authorization to Send Notice to Collateral Agent. Agent is hereby authorized to send notice to the Collateral Agent and the Creditor Representatives requesting the release of any Theme Park Property concurrently with the sale or other Disposition thereof.

5.
Authorization to Subdivide Theme Park Property. The Borrower is hereby authorized to subdivide the Theme Park Property in any manner (whether concurrently with or prior to the Disposition thereof) and the Agent is hereby authorized to empower the Collateral Agent to make any amendments to the Deed of Trust covering the Theme Park Property and/or subordinate the lien of such Deed of Trust to any maps subdividing the Theme Park Property, so as to give effect thereto.

6.
Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the following: receipt by the of each of the following:

(a)
This Amendment. Agent shall have received an original of this Amendment, duly executed by the Borrower, Atlantic City, Detroit, and Agent;

(b)
Consent of Banks. Agent shall have received fully executed written consents to the execution, delivery and performance of this Agreement from the Requisite Banks under each of the Loan Agreements referred to above in the form of Exhibit B to this Amendment;

7.
Representation and Warranty.

(a)
Borrower and each of the Co-Borrowers represent and warrant to Agent and the Banks that no Default or Event of Default has occurred and remains continuing, and that each of the representations and warranties of Borrower set forth in the Loan Agreements is true and correct as of the date hereof (other than those which relate by their terms solely to another date).

(b)
Borrower and each of the Co-Borrowers represent and warrant that no portion of the footprint of the existing MGM Grand Hotel and Casino or related improvements including the Mansion and parking facilities are located on the property shown in crosshatch on the attached Exhibit A.

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8.
Confirmation. In all other respects, the terms of each Loan Agreement and the other Loan Documents are hereby confirmed.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGM MIRAGE MGM GRAND ATLANTIC CITY, INC. and MGM GRAND DETROIT, LLC
By: MGM Grand Detroit, Inc., managing member

By:	/s/ BRYAN WRIGHT Bryan Wright, Assistant Secretary of each of the foregoing other than MGM MIRAGE and Vice President—Assistant General Counsel and Assistant Secretary of MGM MIRAGE

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ JANICE HAMMOND Janice Hammond, Vice President

EXHIBIT A

SITE MAP

[MAP OMITTED]

EXHIBIT B

CONSENT OF BANK

        This Consent of Bank is delivered with reference to the Second Amended and Restated Loan Agreement dated as of April 6, 2000 (the "Second Amended and Restated Loan Agreement") and the 364-Day Loan Agreement dated as of April 5, 2002 (the "364-Day Loan Agreement" and, together with the Second Amended and Restated Loan Agreement, the "Loan Agreements"), in each case among MGM MIRAGE, a Delaware corporation (formerly known as MGM Grand, Inc.), MGM Grand Atlantic City, Inc., a New Jersey corporation, and MGM Grand Detroit, LLC, a Delaware limited liability company, as Co-Borrowers, the Banks named therein, and Bank of America, N.A., as Administrative Agent. The Second Amended and Restated Loan Agreement has previously been amended by amendment agreements dated as of September 6, 2000, December 21, 2000, April 6, 2001, December 11, 2001, and February 28, 2002. The 364-Day Loan Agreement has not previously been amended.

        The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Sixth Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as drafts.

[Typed/Printed Name of Bank]
By:
Title:
Date:

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  EXHIBIT 10.2
SIXTH AMENDMENT AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A
EXHIBIT B CONSENT OF BANK